                                                                     EXHIBIT  21
                                                                     -----------

                            VARIAN ASSOCIATES, INC.
                        SUBSIDIARIES OF THE REGISTRANT
                                  FISCAL 1998
                                  -----------

                                           ORGANIZED UNDER  PERCENTAGE OF VOTING
                                               LAWS OF       SECURITIES OWNED
                                           ---------------  --------------------

VARIAN ASSOCIATES, INC. (REGISTRANT):

   Varian Associates Limited                   California         100%
   Varian Inter-American Corp.                 California         100%
   Varian Investment Corporation               California         100%
   Varian Realty Inc.                          California         100%
   Varian Asia, Ltd.                           Delaware           100%
   Varian China, Ltd.                          Delaware           100%
   Varian Biosynergy, Inc.                     Delaware           100%
   Varian Technologies, Inc.                   Delaware           100%
   Varian Japan Holdings, Ltd.                 Delaware           100%
   Varian Pacific, Inc.                        Delaware           100%
   Varian Instruments of Puerto Rico, Inc.     Delaware           100%
   Varian Ltd.                                 Delaware           100%
   Varian Argentina, Ltd.                      Delaware           100%
   Varian India Pvt., Ltd.                     Delaware           100%
   Chrompack Inc.                              New Jersey         100%
   Mansfield Insurance Company                 Vermont            100%
   Varian Australia Pty., Ltd.                 Australia          100%
   Varian Holdings (Australia) Pty. Limited    Australia          100%
   Varian Gesellschaft m.b.H                   Austria            100%
   Varian Belgium, N.V.                        Belgium            100%
   Chrompack Belgium B.V.                      Belgium            100%
   Varian Industria E Comercia Limitada        Brazil             100%
   Intralab Instrumentacao Analytica Ltda.     Brazil             100%
   Varian Canada Inc.                          Canada             100%
   Varian AS                                   Denmark            100%
   Varian - TEM Limited                        England            100%
   Chrompack UK Ltd.                           England            100%
   Varian S.A.                                 France             100%
   Varian Medical France S.A.S                 France             100%
   Varian Oncology Services Generale, SARL     France             100%
   Chrompack France S.a.r.l.                   France             100%
   Varian -  Dosetek OY                        Finland            100%
   Varian GmbH                                 Germany            100%
   Chrompack GmbH                              Germany            100%
   Varian S.p.A.                               Italy              100%
   Chrompack Italia s.r.l.                     Italy              100%
   Varian Japan K.K.                           Japan              100%
   Varian Technologies Korea, Ltd.             Korea              100%


All of the above subsidiaries are included in the Company's consolidated financial statements. The names of certain consolidated subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not consitute a significant subsidiary.

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                                                          EXHIBIT 21 (CONTINUED)
                                                          ---------------------

                            VARIAN ASSOCIATES, INC.
                        SUBSIDIARIES OF THE REGISTRANT
                                  FISCAL 1998
                                  -----------

                                           ORGANIZED UNDER  PERCENTAGE OF VOTING
                                               LAWS OF        SECURITIES OWNED
                                           ---------------  --------------------

VARIAN ASSOCIATES, INC. (REGISTRANT):


    Varian, S.A.                             Mexico                 100%
    Chrompack Norge AS                       Norway                 100%
    Varian AB                                Sweden                 100%
    Chrompack Swerige AB                     Sweden                 100%
    Varian International AG                  Switzerland            100%
    Varian Nederland B.V.                    The Netherlands        100%
    Varian FSC B.V.                          The Netherlands        100%
    Chrompack International B.V.             The Netherlands        100%
    Chrompack B.V.                           The Netherlands        100%
    Chrompack Nederland B.V.                 The Netherlands        100%
    Chrompack Onroerend Goerd B.V.           The Netherlands        100%
    Chrompack Holding B.V.                   The Netherlands        100%
    Chrompack Lease B.V.                     The Netherlands        100%
    Europe Chemical Services Beheer B.V.     The Netherlands        100%
    Caribbean Charter Company                The Netherlands        100%
    Varian Technologies, C.A.                Venezuela              100%
    Varian Iberica, S.L.                     Spain                  100%
    Varian Korea, Ltd.                       Korea                  100%
    Nippon Oncology Systems, Ltd.            Japan                   49%



All of the above subsidiaries are included in the Company's consolidated financial statements. The names of certain consolidated subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not consitute a significant subsidiary.

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